COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT


     THIS LEASE is made as of August 25 , 1998 between William F. Bieber ("Landlord") with an address of
     2600 Niagara Lane North, Plymouth, MN  55447,
     and    Global Ground Support, LLC,
     a North Carolina limited liability company. ("Tenant") with an address of 540 East 56 Highway, Olathe, Kansas, who here by agree as follows:

     1. PREMISES. Subject to the covenants and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the premises (the "Premises") commonly know and
numbered as    540 East 56 Highway  in the City of
Olathe, County of Johnson, State of Kansas, and further described as:
An approximately 112,493 square foot industrial and office facility. Further identified on attached Exhibit "A", together with the right of ingress and egress.

     2.   USE OF PREMISES.  The Premises will be used only for:
office, manufacturing, storage and assembly of truck mounted equipment (collectively, the "Permitted Use")

     3. TERM. The term of this Lease (the "Term") is for three years and no months, commencing one the first day of September 1998, and ending on the last day of August, 2001.

     4. RENT PAYMENTS. Tenant shall pay to Landlord an aggregate sum of One Million Sixty-three Thousand Fifty-
eight and  76/100s DOLLARS ($ 1,063,058.76  )
as rent in monthly Installments each due and payable
in advance without notice or demand at Landlord's
above stated address or at any other place Landlord designates in writing. The first monthly rent installment of $ 29,529.41 will be paid at execution here of and all subsequently monthly rent Installments will be due on the first day of each succeeding month during the Term. The amount of each monthly
rent installment will be as follows:   $29,529.41

     5.   SECURITY DEPOSIT.  Concurrently with its execution of
this Lease, Tenant shall deliver to Landlord $  29,529.41    as
security for the performance by Tenant of every covenant and condition of this Lease (the "Security Deposit"). Said Security Deposit may be co-mingled with other funds of Landlord and shall bear no interest. If Tenant shall default with respect to any covenant or condition of this Lease, including, but not the payment of rent, Landlord may apply the whole or any part of such Security Deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant's default. If any portion of the Security Deposit is so applied, Tenant, upon demand by Landlord, will deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Should Tenant comply with all of the covenants and conditions of this Lease, the Security Deposit of any balance thereof shall be returned to Tenant promptly after expiration of the term thereof.



     6. POSSESSION AT BEGINNING OF TERM. Landlord shall use due diligence to give possession as nearly as possible at the beginning of the Term. Rent shall abate pro rata for the period of any delay in giving Tenant possession, but the Term will not be extended as a result of such delay. Tenant will make no other claim against Landlord for delay in obtaining possession.

     7. PROPERTY INSURANCE. Tenant shall comply with all Insurance regulations so the lowest property damage Insurance and liability insurance rates may be obtained; and nothing shall be done or kept in or on the Premises by Tenant which will cause an increase in the premium for any such insurance on the Premises or on any building of which the Premises are a part of on any contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which will cause cancellation or make void any such Insurance. Tenant will pay to Landlord, as additional rent the insurance premium covering the Premises within thirty (30) days after receipt of Landlord's billing statement and demand for payment of the same. The amount payable by Tenant under this section will be pro rated on a per diem basis for the partial years, if any, in which this Lease commences and terminates.
     Tenant shall maintain, at all times during the Term, adequate insurance on its personal property used, stored or kept in the Premises.

     8. INDEMNITY AND LIABILITY INSURANCE. Tenant shall at all times indemnify, defend and hold Landlord harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Premises or to the Premises resulting from any act done or omission by or through Tenant, its agents, employees, invitees or any person on the Premises by reason of Tenant's use or occupancy or resulting from Tenant's non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom. Tenant shall maintain, at all times during the Term, comprehensive general liability insurance in a responsible insurance company, licensed to do business in the state in which the Premises are located and satisfactory to Landlord, properly protecting and indemnifying Landlord with single limit coverage of not less than $ 2,000,000.00 for injury to or death of persons and for property damage. During the Term, Tenant shall furnish Landlord with a certificate of certificates of insurance covering such insurance so maintained by Tenant and naming Landlord and Landlord's mortgages, if any, as additional insureds.

     9. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer or encounter this Lease and shall not sublease the Premises or any part thereof or allow any other person to be in possession thereof without the prior written consent of Landlord, in each and every instance, which consent or consents shall not be unreasonably withheld. For the purpose of this provision, any transfer of majority or controlling interest in Tenant (whether in one or more related on unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Tenant's assets or otherwise or by operation of law, shall be deemed an assignment of this lease. Notwithstanding any permitted assignment of subletting. Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Lease.

     10. SIGNS AND ADVERTISEMENTS. Tenant shall not place upon nor permit to be placed upon any part of the Premises, any signs, billboards or advertisements whatever, without the prior written consent of Landlord.
     11. CONDITION OF PREMISES AT BEGINNING OAND END OF TERM. Tenant acknowledges Tenant has inspected the Premises and, except as may be provided otherwise in this Lease and without abrogating Landlord's obligations under Paragraph 15 hereof. Tenant accepts the Premises in their present condition.
     At the end of the Term, except for damage caused by fire or other perils, Tenant, at Tenant's expense will (a) surrender the Premises in as good a condition as the Permitted Use will have reasonably permitted, subject to Tenant's obligations stated in Paragraphs 12 and 14 herein; (b) have removed all of Tenant's property from the Premises; (c) have promptly repaired any damage to the Premises caused by the removal of Tenant's Property; and
(d) leave the Premises free of trash and debris and the building in "broom clean" condition.

     12. MAINTENANCE AND REPAIR BY TENANT. Except for the obligations imposed upon Landlord in Paragraph 15 hereof, and except for damage resulting from an Insurable Loss, during the Term and at Tenant's sole cost and expense. Tenant will maintain and keep in good order, repair and condition and, when necessary, will replace all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease), including, but not limited to, dock bumpers and other dock equipment and apparatus, utility service lines form the point where they enter the building(s) of which the Premises are a part, interior walls, inside surfaces of exterior walls, fixtures, floor coverings, lighting fixtures, heating, ventilating, air conditioning, plumbing, sprinkler system, glass, windows, doors, electrical and other mechanical equipment, appliances and systems, railroad spur track, if any, improvements made by and at the expense of Tenant and Tenant's property, including, but not limited to: Tenants signs and advertisements. Tenant will police and keep the driveways, approaches, sidewalks, parking areas and adjacent alleys that are a part of the Premises clean, orderly, sightly, unobstructed and free ice and snow. Tenant will regularly water, mow, trim, fertilize and otherwise maintain the lawn, shrubs, plants, trees and other landscaping of the Premises and will prevent water pipes in the Premises from freezing.

     13. LANDLORD'S RIGHT OF ENTRY. Landlord or Landlord's agent may enter the Premises at reasonable hours to examine the same, to show the same to prospective lenders and purchasers, and to do anything Landlord may be required to do hereunder or which Landlord may deem necessary for the good of the Premises or any building of which they are a part; and during the last 180 days of this Lease, Landlord may display a "For Rent" sign on and show the Premises.

     14. PARKING LOT MAINTENANCE. Tenant shall be responsible for maintenance, cleaning, repainting and repairs of the parking areas, driveways, sidewalks and approaches, including snow removal. Tenant will repair all damage to parking areas, driveways, sidewalks and approaches caused by placement or movement of trash containers, truck trailers dollies, trucks, etc. Tenant understands and agrees that no personal property shall be stored in the parking area or anyplace outside the building without the prior written consent of Landlord.








     15. MAINTENANCE AND REPAIR BY LANDLORD. Landlord, during the Term and at Landlord's sole cost and expense will maintain and keep in good repair the roof, exterior walls (exclusive of inside surfaces and glass, windows and doors), gutters, downspouts, foundations and all other structural components of the building(s) of which the Premises are a part, all underground plumbing and sewer lines, and water, gas and electric service lines to the point where such service lines enter the building(s) of which the Premises are a part. Landlord will be under no obligation, and will not be liable for any failure to make and repairs until and unless Tenant notifies Landlord in writing they are necessary, in which event Landlord will have a reasonable time after notice to make such repairs.

     16. DAMAGE BY CASULTY. In case, during the Term or previous thereto, the Premises hereby let or the building of which said Premises are a part, shall be destroyed or shall be so damaged by fire or other casualty as to become untenantable, then in such event, at the option of Landlord, the Term shall cease and this Lease shall become null and void from the date of such damage or destruction and Tenant shall immediately surrender said Premises and all interest therein to landlord, and Tenant shall pay rent within said Term only to the time of such surrender provided however, that Landlord shall exercise such option to so terminate this Lease by notice in writing delivered to Tenant within thirty days after such damage or destruction. In case Landlord shall not so elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall repair the Premises with all reasonable promptitude, placing the same in as good a condition as they were at the time of the damage or destruction, and for that purpose may enter said Premises and rent shall abate in proportion to the extent and duration of untenantability. In either event, Tenant shall remove all rubbish, debris, merhcandise, furniture, equipment and other of its personal property, within five days after the request of Landlord. If the Premises shall be but slightly injured by fire or other casualty, so as not to render the same untenantable and unfit for occupancy, then Landlord shall repair the same with all reasonable promptitude, and in that case the rent shall not abate. Except as provided herein, no compensation or claim shall be made by or allowed to Tenant by reason of an inconvenience or annoyance arising from the necessity of repairing any portion of the building of the Premises, however the necessity may occur.

     17. PERSONAL PROPERTY. Landlord shall not be liable for any loss or damage to any merchandise Inventory, goods, fixtures, improvements or personal property of tenant in or about the Premises, regardless of the cause of such loss or damage.

     18. ALTERATIONS. Tenant shall not make any alterations or additions nor to the Premises without the prior written consent of Landlord.

     19. UTILITIES AND SERVICES. Tenant shall furnish and pay for all electricity, gas, water, fuel, trash removal and any services or utilities used in or assessed against the Premises unless otherwise herein expressly provided.

     20. LEGAL REQUIREMENTS. Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, including without limitation ADA, OSHA and like requirements, and indemnify, defend and hold Landlord harmless from expense or damage resulting from failure to do so.
     21.  MULTIPLE TENANCY BUILDING.  N/A


     22. FIXTURES. Except for Tenant's property and business fixtures, all buildings, repairs, alterations, additions, improvements, installations and other non-business fixtures installed or erected on the Premises, whether by or at the expense of Landlord or Tenant, will belong to Landlord and will remain on and be surrendered with the Premises at the expiration or termination of this Lease. However, at Landlord's option, Tenant shall remove Tenant's alterations or improvements prior to the expiration of this Lease and return the Premises to their original condition.

     23.  INCREASE IN REAL ESTATE TAXES AND SPECIAL ASSESSMENTS.
N/A

     24. EMINENT DOMAIN. If the Premises or any substantial part thereof shall be taken under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such sue or purpose and without apportionment of the award, and Tenant shall have not claim against Landlord for the value of any unexpired term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises or the building of which the Premises are a part or the land under it, or if the grade of any street or alley adjacent to the Premises is changed by any legal authority and such change of grade makes it necessary or desirable to remodel the Premises to conform to the changed grade. Landlord shall have the right to cancel this Lease after having give written notice of cancellation to Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by taking or the change or grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment of fixtures.

     25. WAIVER OF SUBROGATION. As part of the consideration for this Lease, each of the parties hereby releases the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties in now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this paragraph.











     26. DEFAULT AND REMEDIES. In the event: (a) Tenant fails to comply with any term, provision, condition or covenant of this Lease; (b) Tenant deserts or vacates the Premises; (c) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statue of the United States or any state thereof;
(d) Tenant becomes insolvent or makes a transfer in fraud of creditors; (e) Tenant makes an assignment for benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, then in any of such events. Tenant shall be in default and Landlord shall have the option to do any one or more of the following: upon ten (10) days prior written notice, excepting the payment of rent or additional rent for which no demand or notice shall be necessary, in addition to and not in limitation of any other remedy permitted by law, to enter upon the Premises either with or without process of law, and to expel, remove and put out Tenant or any other persons who might be thereon, together with all personal property found therein; and, Landlord may terminate this Lease or it may from time to time, without terminating this Lease, rent said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said Premises.
At the option of Landlord, rents received by Landlord form such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such reletting, including, but not limited to, attorney's fees, advertising fees and brokerage fees and to the payment of any repairs, renovation, remodeling, redecorations, alterations and changes in the Premises; third, to the payment of rent and additional rent due and payable hereunder and interest thereon; and if after applying said rentals there is any deficiency in the rent and additional rent and interest to be paid by Tenant under this Lease. Tenant shall pay any such deficiency to Landlord and such deficiency shall be calculated and collected by Landlord monthly. No such re-entry or taking possession of said Premises shall be construed as an election of Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the worth at the time of such termination of the excess of the amount of rent and additional rent reserved in this Lease for he balance of the Term over the then reasonable rental value of the Premises for the same period. Landlord shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of Tenant by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and Landlord, whether this Lease has been or is terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or unpaid additional rent or any other sums due from Tenant to Landlord under this Lease which were or are unpaid at the date of termination. In case it should be necessary for Landlord to bring any action under this Lease, to consult or place said lease or any amount payable by Tenant hereunder with an attorney concerning or for the enforcement of any of Landlord's rights hereunder then Tenant agrees in each and any such case to pay to Landlord, Landlord's reasonable attorney's fees.






     27. WAIVER. The rights and remedies of Landlord under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Landlord of any breach or breaches, default or defaults of Tenant hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by Landlord of any installment of rent subsequently to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Landlord after the termination of this Lease shall in any way reinstate, continue or extend the term above demised.

     28. TOXIC OR HAZARDOUS MATERIALS. Tenant shall not store, use or dispose of any toxic or hazardous materials in, on or about the Premises without the prior written consent of Landlord. Tenant, at its sole cost, will comply with all laws relating to Tenant's storage, use and disposal of hazardous or toxic materials. Tenant shall be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature located on the Premises, to their condition existing prior to the appearance of toxic or hazardous materials on the Premises. Tenant's obligations under this paragraph will survive the termination of this Lease.

     29.  REAL ESTATE COMMISSION.  B. A. Karbank & Co.,LLC
the REALTOR(S) identified in the "Agency Disclosure(s)" attached to and hereby incorporated into this Lease is(are) the only real estate broker(s) involved in representing or procuring the parties to this Lease.
     Upon complete execution of this Lease by both Landlord and Tenant. Landlord will pay the REALTOR(S) a leasing commission of five percent
Pursuant to the agreement between Landlord and REALTOR(S).
     Upon execution of any extensions or renewals of this Lease, or expansions of the Premises, a commission of five percent shall also be paid by Landlord to the above named
REALTOR(S) on all rentals to be received for any extensions or renewals of the Term and on all increases in the amount of rent due Landlord as a result of any enlargement of the Premises. If the Premises are purchased by Tenant during the Term, Landlord
will pay such REALTOR(S) a sales commission of    five percent
less credit for any unamortized portion of the leasing commission already paid.
     Any party to this Lease through whom a claim to any broker's, finder's or other fee is made, contrary to the representations made above in this paragraph, shall indemnify, defend and hold harmless the other party to this Lease from any other loss, liability, damage, cost or expense including without limitation, reasonable attorney's fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

     30. NOTICES. Any notice hereunder shall be sufficient if sent by certified mail, addressed to Tenant at the Premises, and to Landlord where rent is payable,




     31. SUBORDINATION. In the event Landlord holds title to said Premises by virtue of lease, then this sublease is and shall remain subject to all of the terms and conditions of such underlying lease so far as shall be applicable to the Premises. This Lease shall also be subject and subordinate in law and equity to any existing or future mortgage or deeds of trust placed by Landlord upon the Premises or the property of which the Premises form a part.

     32. SUCCESSORS. The provisions, covenants and conditions of this Lease shall bind and insure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto except that not assignment or subletting by Tenant without the written consent of Landlord shall vest any rights in the assignee or subtenant of Tenant.

     33. QUIET POSSESSION. Landlord agrees, so long as Tenant fully complies with all of the terms, covenants and conditions herein contained on Tenant's part to be kept and performed Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid. It being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Landlord, its heirs, successors or assigns, but only during such party's ownership of the Premises. Landlord and Tenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.

     34. BANKRUPTCY. Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the Term of any renewal thereof.

     35. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and no modification of Lease shall be binding upon the parties unless evidence by an agreement in writing signed by Landlord and Tenant after the date hereof. If there be more than on Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants, jointly and severally.

     36. SUBORDINATION. Tenant shall attorn to any successor to Landlord upon request and to execute any documents reasonably required or appropriate to effectuate such an attornment or the subordination aforesaid, upon written notice thereof, and Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and steed to execute all such documents in accordance therewith.

     37. ESTOPPEL CERTIFICATES. Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord or to any lender of or purchaser from Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modification) and the data to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of Landlord

     SEE ATTACHED ADDENDUM FOR ADDITIONAL PROVISIONS

IN WITNESS WHEREOF, said parties hereunto subscribed their names. Executed in four originals.
        Landlord                             Tenant
     William F. Bieber               Global Ground Support, LLC
By:  /s/ William F. Bieber            By:  /s/ William Dempsey
Date:          8/26/98                Date:          8/26/98

ADDENDUM TO COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT
BETWEEN WILLIAM F. BIEBER (LANDLORD)
AND GLOBAL GROUND SUPPORT, LLC (TENANT) FOR 540 EAST 56
HIGHWAY, OLATHE, KANSAS


     38. REAL ESTATE TAXES. Tenant shall pay to Landlord in monthly installments all real estate taxes and installments of special easements, if any, assessed and payable with respect to the leased premises. The 1997 real estate taxes were $76,488.00 or approximately $6,374.00 per month. This figure shall be adjusted annually to reflect any changes in the tax assessment.

     39. BRIDGE CRANE. Tenant shall have use of the bridge cranes and Tenant shall accept such bridge cranes and cable lifts in their "as is" condition. Landlord shall have no obligation to make repairs to the bridge cranes either at delivery of the Premises or during the lease term. All maintenance and repair of the bridge cranes shall be Tenant's responsibility and such bridge cranes shall be returned to Landlord at the end of the lease term in good condition as at the beginning of the lease term, ordinary wear and tear excepted.

     40. CONDITION OF PREMISES. Tenant is leasing the premises in an "as is" condition, except Landlord shall insure at the beginning of the lease term or as soon thereafter as reasonable possible the following:
     (a) Repair or replace malfunctioning light fixtures in the plant area in accordance with Exhibit "B" attached hereto.
     (b) Replace all carpet in east office area in a color and shade mutually acceptable to Landlord and Tenant at a cost not to exceed $13.00 per yard installed.
     After the lighting repair work required herein is completed, Tenant shall then maintain and repair the equipment as provided under Paragraph 12 of this Lease.

     41. OPTION TO EXTEND. Tenant is granted one option to extend the lease term for a period of three (3) years. All terms and provisions of the lease shall remain except the basic rent. The basic monthly rent for the extended term shall be increased by the same percentage change of the Consumer Price Index, All Urban Consumers, U. S. City Average (1982-84=100) between the index for August 1998 and August 2001. This option to extend shall only be effective if Tenant has given Landlord written notice on or before March 1, 2001 of its intention toe extend the lease term. Notwithstanding the foregoing, in no event shall monthly basic rental for the extended term be less than $29,529.41.



ADDENDUM TO COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT
BETWEEN
WILLIAM F. BIEBER (LANDLORD)
AND
GLOBAL GROUND SUPPORT, LLC (TENANT)
FOR
540 E. 56 HIGHWAY, OLATHE, KANSAS

PAGE 2


42. PURCHASE OPTION. Provided Tenant is not in default hereunder, the Tenant is granted the option to purchase the leased premises during the first two years of the leases term for a price of $3,4000,000.00. To exercise the option, Landlord must receive from Tenant or Guarantor an acceptable purchase contract from the Tenant together with an earnest money deposit of $100,000.00 on or before September 1, 2000.

     43. EQUIPMENT MAINTENANCE. The provisions of paragraph 12 notwithstanding, Landlord agrees to replace the office HVAC equipment if, in the opinion of a reputable HVAC contractor the HVAC unit or units cannot be reasonably repaired and has been maintained in a reasonable manner by Tenant. Once such replacement of HVAC unit or units is completed, Tenant shall then maintain, repair or replace the equipment in accordance with paragraph 12 hereof.

     44. AIR COMPRESSOR. Tenant shall have use of the air compressor with related equipment and Tenant shall accept such air compressor in "as is" condition. Landlord shall have no obligation to make repairs to the air compressor and equipment either at delivery of the Premises or during the Lease Term. All maintenance and repair of the air compressor and equipment shall be Tenant's responsibility and such air compressor and equipment shall be returned to Landlord at the end of Lease Term in as good condition as at the beginning of the Lease Term, ordinary wear and tear excepted.

The present condition of Worthington 40 horsepower air compressor at the beginning of lease term is as specified in letter of August 31, 1998 from Kaeser Compressors, a copy of which has been delivered and acknowledged by both parties.
Guaranty of Lease


     This Guaranty made as of this 25th day of August, 1998, by the undersigned Guarantor in favor of William F. Bieber. Reference is made to the Commercial and Industrial Lease of even date herewith (the "Lease") between William F. Bieber ("Landlord"), whose address is 2600 Niagara Lane North, Plymouth, MN 55447-4718, and Global Ground Support, LLC ("Tenant"), of certain premises identified as the one-story industrial building at 540 E. 56 Highway, Olathe, Kansas and the adjoining parking lot and grounds.

     In consideration of the Landlord's execution of the Lease and other valuable consideration paid, the receipt of which is hereby acknowledged, the undersigned Guarantor hereby unconditionally guarantees to Landlord, and its successors and assigns the payment of the rents and other sums provided for in the Lease and the performance of all conditions contained therein on the part of the Tenant.

     In witness whereof, the Guarantor has executed this Guaranty as of the day and year first above written.

Guarantor: Air Transportation Holding Company, Inc.


By:  /s/ Walter Clark

